Exhibit 10.3

FIFTH AMENDMENT AND CONSENT TO AMENDED AND RESTATED

REVOLVING LOAN AGREEMENT

This Fifth Amendment and Consent to Amended and Restated Revolving Loan Agreement (this “Amendment”) is entered into as of November 27, 2007 by and among Wheeling-Pittsburgh Steel Corporation, a Delaware corporation (“Borrower”), Wheeling-Pittsburgh Corporation, a Delaware corporation (“Holdings”), General Electric Capital Corporation, as administrative agent (“Administrative Agent”) for the Lenders (this and all other capitalized terms not defined herein shall have the meanings set forth in the “Loan Agreement” as defined below), and the other Lenders signatory hereto.

RECITALS

WHEREAS, Borrower, Holdings, Administrative Agent, Lenders and certain other parties thereto have entered into an Amended and Restated Revolving Loan Agreement dated as of July 8, 2005 (as heretofore or hereafter amended, modified, supplemented or restated, the “Loan Agreement”);

WHEREAS, Borrower desires, and the Lenders and the Administrative Agent are willing, to amend the Loan Agreement and to consent to the Esmark Merger (as hereinafter defined), upon and subject to the conditions set forth in this Amendment; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the Loan Agreement.

(a) Section 6.6 to the Loan Agreement is hereby amended by amending and restating clause (d) thereof in its entirety to read as follows:

“(d) the Borrower may make Restricted Payments to Holdings to permit Holdings to (i) pay corporate overhead expenses incurred in the ordinary course of business (including expenses incurred in connection with insurance, director compensation and legal and accounting services) not to exceed $2,500,000 in any Fiscal Year and (ii) pay any taxes attributable to Holdings and its Subsidiaries that are due and payable by New Esmark, Holdings and the Borrower as part of a consolidated group.”

(b)Section 8.1 to the Loan Agreement is hereby amended by: (i) amending and restating the parenthetical clause at the end of clause (l)(ii)(z) thereof in its entirety to read as follows: “(including obligations in connection with the retention of financial, legal and accounting advisors to Holdings (including in connection with the Esmark Merger), obligations in respect of insurance and in respect of compensation to directors, officers and/or executive employees of Holdings)”; and (ii) amending and restating clause (q) thereof in its entirety to read as follows:

“(q) Upon the consummation of the Esmark Merger, New Esmark shall (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental to its ownership of the Capital Stock of Holdings and the surviving entity in the merger of Esmark Incorporated, a Delaware corporation and Clayton Merger, Inc., a Delaware corporation, such surviving entity to be renamed “Esmark Steel Services Group, Inc.” (“Esmark Services”), and its acquisition and ownership of the Designated Capital Infusion Notes, (ii) incur, create, assume or suffer to exist any Indebtedness or other liabilities or financial obligations, except (x) nonconsensual obligations imposed by operation of law, (y) obligations pursuant to the Loan Documents, the loan documents relating to the Term Loan Agreement to which it is a party, the Series A Notes and the Series B Notes and the Esmark Loan Agreement and the loan documents related thereto and (z) obligations with respect to its Capital Stock (including obligations in connection with the retention of financial, legal and accounting advisors to New Esmark, obligations in respect of insurance and of compensation to directors, officers and/or executive employees of New Esmark and obligations in respect of lease or leases of executive office space and office equipment therefor), or (iii) own, lease, manage or otherwise operate any properties or assets (including cash (other than cash received in connection with the Esmark Merger pending application (1) to pay transaction expenses of Holdings and its Subsidiaries incurred in connection with the Esmark Merger, (2) of the purchase price for the Designated Capital Infusion Notes, and (3) in the manner contemplated in clause (ii)(z) above or in connection with distributions made by Esmark Services in accordance with the Esmark Loan Agreement as in effect on the Fifth Amendment Effective Date and as the same may be amended with the prior written consent of the Administrative Agent) and cash equivalents) other than the ownership of shares of Capital Stock of Holdings or Esmark Services, the ownership of the Designated Capital Infusion Notes or the lease of executive office space (and the lease or ownership of office equipment therefor) as contemplated in clause (ii)(z) above; or”

(c) The following definitions contained in Annex A to the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Esmark Merger” has the meaning ascribed to it in the Fifth Amendment.

“Esmark Merger Put Right” has the meaning ascribed to it in the Fifth Amendment.

(d) Annex A to the Loan Agreement is hereby amended by inserting the following definitions in alphabetical order therein:

“Designated Capital Infusion Notes” has the meaning ascribed to it in the Fifth Amendment.

“Fifth Amendment” means that certain Fifth Amendment to Amended and Restated Revolving Loan Agreement dated as of November __, 2007 by and among Borrower, Holdings, Administrative Agent and certain Lenders.

“Fifth Amendment Effective Date” has the meaning ascribed to it in the Fifth Amendment.

2. Consent. Pursuant to the terms of the Fourth Amendment, the effectiveness of Section 2 thereof, relating to the consent of the Esmark Merger and the amendment and prepayment of the Capital Infusion Notes, was conditioned on several deliveries and conditions. To date, such deliveries and conditions have not been met in full. The parties hereto agree that as of the date hereof, Section 2 of the Fourth Amendment is deleted in its entirety from the Fourth Amendment and shall be of no force and effect. The parties hereto acknowledge that the conditions to the effectiveness of the remainder of the Fourth Amendment have been satisfied or waived. Notwithstanding the foregoing or any provision in the Loan Agreement to the contrary, Administrative Agent and Lenders hereby consent to (a) the merger, combination or consolidation of or by Holdings within or into WPC Merger (the “Esmark Merger”), with Holdings or WPC Merger as the surviving entity, and (b) the amendment of certain Capital Infusion Notes having an outstanding principal amount not to exceed $5,000,000 (the “Designated Capital Infusion Notes”), to permit such Capital Infusion Notes to survive the Esmark Merger and to increase the coupon on such Convertible Debt, and the purchase of such Designated Capital Infusion Notes by New Esmark as provided in clause (ii) below, in each case, so long as the following conditions are satisfied on terms satisfactory to Administrative Agent in its sole discretion:

(i) the Esmark Merger to occur on or prior to November 30, 2007;

(ii) Administrative Agent shall have received evidence satisfactory to it in its sole discretion that arrangements have been made to cause the proceeds of the Equity Rights Contribution, less: (A) all cash payments to be made by New Esmark to the holders of the Capital Stock of the Surviving Entity in connection with any right of such holders to put to New Esmark the Capital Stock of New Esmark received by such holders in the Esmark Merger (the “Esmark Merger Put Right”); (B) amounts, in an aggregate not to exceed $10,000,000, either previously contributed by New Esmark to the Surviving Entity or advanced by any Subsidiary of New Esmark (other than the Surviving Entity and its Subsidiaries) to the Surviving Entity or any of its Subsidiaries; (C) an amount reasonably believed by New Esmark to equal the fees and expenses incurred in connection with the Esmark Merger, which shall not exceed $8,000,000 in the aggregate; provided, that if the amount retained by New Esmark for such fees and expenses is in excess of the actual fees and expenses incurred in connection with the Esmark Merger, then not later than 30 days following the consummation of the Esmark Merger, such excess amount shall be distributed to Borrower to prepay the Loans in accordance with Section 1.3(d); (D) an amount, not to exceed $1,000,000, to permit New Esmark to pay corporate overhead expenses incurred in the ordinary course of business (including expenses incurred in connection with insurance, director and executive employee compensation, and legal, financial advisor and accounting services and the leasing of executive office space) in Fiscal Year 2007; and (E) an amount not to exceed $5,300,000 to permit New Esmark to purchase the Designated Capital Infusion Notes, to be applied, not later than 5 Business Days following the consummation of the Esmark Merger, to prepay the Loans in accordance with Section 1.3(d);

(iii) the holders of all Plan of Reorganization Indebtedness and such other permitted secured and unsecured creditors of the Borrower or the Surviving Entity, whose consent is required for the effectiveness of the Esmark Merger (other than holders of Indebtedness which is converted or exchanged for Capital Stock of New Esmark), shall consent to the Esmark Merger and agree to maintain their Indebtedness with the applicable Credit Party, on terms satisfactory to Administrative Agent;

(iv) the Administrative Agent shall have received such evidence satisfactory to it that the Collateral Agent or Administrative Agent, as applicable (for the benefit of Administrative Agent and Lenders) has a valid and perfected first priority security interest in the Current Asset Collateral of the Surviving Entity and its Subsidiaries (other than any Inactive Subsidiary) and in the assets of New Esmark of the same type as the Current Asset Collateral, and a valid and perfected subordinate security interest in the Collateral (other than the Current Asset Collateral) of the Surviving Entity and such Subsidiaries and in the assets of New Esmark of the same type as the Collateral (other than the Current Asset Collateral) (in each case subordinate only to the Liens on such assets in favor of the Term Loan Lenders and the holders of the Series A Notes), including (A) such documents, including Collateral Documents and intercreditor agreements, duly executed or authorized by New Esmark, Surviving Entity and such Subsidiaries (including financing statements under the Code and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens) and (B) copies of Code search reports listing all effective financing statements that name New Esmark, Surviving Entity or its applicable Subsidiaries as debtor, together with copies of such financing statements, none of which shall cover the Collateral, except for those permitted in Section 6.3 of the Loan Agreement, and New Esmark and each Subsidiary of the Surviving Entity (other than any Inactive Subsidiary) that is not currently a Guarantor shall enter into such Guarantee Agreements as requested by Administrative Agent to guarantee the Obligations under the Loan Agreement;

(v) Administrative Agent shall have received evidence satisfactory to it that the Surviving Entity (to the extent Holdings is not the Surviving Entity) shall expressly assume all the obligations of Holdings under the Loan Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form satisfactory to the Administrative Agent;

(vi) Administrative Agent shall have received fully-executed copies of the Standby Purchase Agreement and the other documents related to the Equity Purchase Rights and the Equity Rights Contribution, which shall not be amended from the forms of such documents delivered to Administrative Agent on the Fourth Amendment Effective Date, without the prior written consent of the Administrative Agent; and

(vii) Administrative Agent shall have received such other documents as Administrative Agent or its counsel may have reasonably requested.

3. Representations and Warranties of Borrower.

(a) The Recitals in this Amendment are true and correct in all respects.

(b) All representations and warranties of the Credit Parties in the Loan Agreement and in the other Loan Documents to which it is a party are incorporated herein in full by this reference and are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

(c) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(d) Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Amendment and the other documents and agreements executed and delivered in connection herewith to which it is a party. This Amendment has been duly executed by Borrower and the other documents and agreements executed and delivered in connection herewith to which Borrower is a party have been duly executed and delivered by it.

(e) This Amendment is the legal, valid and binding obligation of Borrower and the other documents and agreements executed or delivered in connection herewith to which any of the other Credit Parties is a party are the legal, valid and binding obligations of the other Credit Parties, in each case enforceable against each of the other Credit Parties in accordance with their respective terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors’ rights generally.

(f) The execution, delivery and performance of this Amendment and the other documents and agreements executed and delivered in connection herewith do not and will not (i) violate any law, rule, regulation or court order to which any of the Credit Parties is subject; (ii) conflict with or result in a breach of the certificate of formation or incorporation, bylaws, limited liability company agreement or other organizational documents of any of the Credit Parties or any other agreement or instrument to which it is party or by which the properties of any of the Credit Parties is bound; or (iii) result in the creation or imposition of any Lien on any property of any of the Credit Parties, whether now owned or hereafter acquired, other than Liens in favor of Administrative Agent.

(g) No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by each of the Credit Parties, or the validity or enforceability, of this Amendment or the other documents or agreements executed or delivered in connection herewith to which any of the Credit Parties is a party, or the consummation of the transactions contemplated hereby or thereby, or the continuing operations of any of the Credit Parties following the consummation of such transactions, except as otherwise expressly contemplated by this Amendment.

4. Conditions Precedent to Effectiveness. This Amendment shall be effective on the date (the “Fifth Amendment Effective Date”) when each of the following conditions shall have been satisfied in the sole discretion of Administrative Agent:

(i) Each of the Credit Parties and the Requisite Lenders shall have delivered to Administrative Agent executed counterparts of this Amendment; and

(ii) Delivery to Administrative Agent of such additional agreements, documents or instruments, if any, as Administrative Agent may reasonably request.

5. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the Lenders and Administrative Agent and shall be binding upon the successors and assigns of Borrower.

6. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

7. Headings. The paragraph headings used in this Amendment are for convenience only and shall not affect the interpretation of any of the provisions hereof.

8. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS SET FORTH IN THE LOAN AGREEMENT, OR, IF NO JURISDICTION IS SET FORTH THEREIN, BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

9. Release of Claims. Each of Borrower and the other Credit Parties hereby releases, remises, acquits and forever discharges each Lender, each Agent and the Issuing Bank (including any Person which is resigning or assuming such respective capacity) and each of their respective employees, agents, representatives, consultants, attorneys, officers, directors, partners, fiduciaries, predecessors, successors and assigns, subsidiary corporations, parent corporations and related corporate divisions (collectively, the “Released Parties”), from any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct or indirect, at law or in equity, of whatever nature or kind, whether heretofore or hereafter arising, for or because of any manner of things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of any or in any way connected to this Amendment or the other Loan Documents (collectively, the “Released Matters”). Borrower and each other Credit Party each hereby acknowledges that the agreements in this Section 9 are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Borrower and each other Credit Party each hereby represents and warrants to each Lender, each Agent and the L/C Issuer (including any Person which is resigning or assuming such respective capacity) that it has not purported to transfer, assign or otherwise convey any right, title or interest of such Borrower or any other Credit Party in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

EACH OF BORROWER AND EACH OTHER CREDIT PARTY AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED, WAIVED AND DISCHARGED BY THIS AMENDMENT. EACH OF BORROWER AND EACH OTHER CREDIT PARTY HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER ANY CIVIL CODE OR ANY SIMILAR LAW, TO THE EXTENT SUCH LAW MAY BE APPLICABLE, WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT THAT SUCH LAWS MAY BE APPLICABLE, EACH OF BORROWER AND EACH OTHER CREDIT PARTY WAIVES AND RELEASES ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OR ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF THEIR WAIVERS OR RELEASES HEREUNDER.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION, individually and as Administrative Agent

By:	/s/ Matthew N. McAlpine
Name:	Matthew N. McAlpine
Title:	Duly Authorized Signatory

Signature Page to Fifth Amendment

WHEELING-PITTSBURGH CORPORATION

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

WHEELING-PITTSBURGH STEEL CORPORATION, as Borrower

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:	/s/ Eustachio Bruno
Name:	Eustachio Bruno
Title:	Vice President

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Marc J. Breier
Name:	Marc J. Breier
Title:	Director

Signature Page to Fifth Amendment

JPMORGAN CHASE BANK, NA, as a Lender

By:	/s/ Michael F. McCullough
Name:	Michael F. McCullough
Title:	Senior Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Richard L. Tarrow
Name:	Richard L. Tarrow
Title:	Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

Signature Page to Fifth Amendment

Acknowledgement of Fifth Amendment

Each of the undersigned (i) acknowledges receipt of a copy of the Fifth Amendment and Consent to Amended and Restated Revolving Loan Agreement dated as of November 27, 2007 (the “Amendment”; capitalized terms used herein shall, unless otherwise defined herein, have the meanings provided in the Amendment), by and among Borrower, the Lenders party thereto and the Administrative Agent, (ii) consents to such Amendment and each of the transactions referenced in the Amendment and (iii) hereby acknowledges and agrees, in its respective capacities as debtor, obligor, grantor, mortgagor, pledgor, guarantor, surety, indemnitor, assignor and each other similar capacity, if any, in which any such entity or person has previously granted Liens on all or any part of its real, personal or intellectual property pursuant to the Loan Agreement or any other Loan Document or has guaranteed the repayment of the liabilities pursuant to any of the foregoing agreements, that all of such Liens and repayment obligations remain and shall continue in full force and effect and each of which is hereby ratified, confirmed and reaffirmed in all respects.

WHEELING-PITTSBURGH CORPORATION, as a Credit Party

By:	/s/ Michael P. DiClemente
Name:	Michael P. DiClemente
Title:	Vice President and Treasurer

WP STEEL VENTURE CORPORATION, as a Credit Party

By:	/s/ Paul J. Mooney
Name:	Paul J. Mooney
Title:	Executive Vice President and Chief Financial Officer